UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2024 (February 14, 2024)

EIGHTCO HOLDINGS INC.

(f/k/a CRYPTYDE, INC.)

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 New Brunswick Ave. Phillipsburg, NJ	08865
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Series B Financing

As previously reported on the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 24, 2023, the Company’s wholly owned subsidiary, Forever 8 Fund, LLC (the “Borrower”), entered into a Series B Loan and Security Agreement (the “Series B Agreement”) with an individual (the “Lender”) and subsequently into the Lender Joinder Agreement (the “Joinder Agreement”) with an individual. On February 14, 2024, the Borrower entered into the Joinder Agreement with an entity, controlled by the Company’s Chief Financial Officer, (the “Subsequent Lender”). Under the terms of the Joinder Agreement, the Subsequent Lender agreed to become a Lender and be bound by the terms of the Series B Agreement as a Lender pursuant to Section 2.6 of the Series B Agreement.

As previously reported on the Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on December 5, 2023, each of the Lenders under the Series B Agreement (together, the “Subordinated Lenders”) entered into a Subordination Agreement (the “Subordination Agreement”) with the Forever 8 Fund, LLC and the Lender and Subsequent Lenders under the Series C Agreement (the “Senior Lenders”). On February 14, 2024, the individual entered into the Subordination Agreement. On February 14, 2024, the Subsequent Lender advanced the Borrower $100,000.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information required to be disclosed under this Item 2.03 is set forth above under Item 1.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 21, 2024

Eightco Holdings Inc.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	Chief Executive Officer